(Aetna Letterhead)         151 Farmington Avenue      Susan E. Bryant
                           Hartford, CT  06156        Counsel
                                                      Law & Regulatory
                                                      Affairs, RE4C
                                                      (203) 273-7834
                                                      Fax: (203) 273-8340

December 15, 1995

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Dear Sir or Madam:


As Counsel of Aetna Generation Portfolios, Inc. (the "Company"), I hereby consent to the use of my opinion dated June 19, 1995 (incorporated herein by reference to Pre-Effective Amendment No. 1 to the Registration Statement of the Company on Form N-1A filed on June 19, 1995) as an exhibit to this Post-Effective Amendment No. 1 to the Registration Statement on Form N-1A (File Nos. 811-8934 and 33-88334) and to my being named under the caption "Legal Matters" in the prospectus contained therein.

Sincerely,


/s/Susan E. Bryant
Susan E. Bryant
Counsel
Aetna Generation Portfolios, Inc.

SEB/kc